Exhibit 21

                            BOK FINANCIAL CORPORATION

                         SUBSIDIARIES OF THE REGISTRANT

                              Banking Subsidiaries
                  Bank of Albuquerque, National Association (1)
                   Bank of Arkansas, National Association (1)
                   Bank of Oklahoma, National Association (1)
                     Bank of Texas, National Association (1)
             Colorado State Bank and Trust, National Association (1)
                    Bank of Arizona, National Association (1)
                  Bank of Kansas City, National Association (1)

                 Other subsidiaries of BOK Financial Corporation
                        BOK Capital Services Corporation
                            BOKF Capital Corporation
                                   BOSC, Inc.
                                BOKF Equity, LLC
                             BOKF Private Equity, LP
                      Private Equity Limited Partnership II
                           Lakeland Operating Company
                         Worth Bancorporation, Inc. (2)
                          BOKC Real Estate Corporation
                           BOKF Special Assets I, LLC
                          BOKF - CS (Newco Valves) LLC
                         BOKF - CS (Global Holdings) LLC

                     Subsidiaries of Bank of Oklahoma, N.A.
                          Affiliated BancServices, Inc.
                      Affiliated Financial Holding Company
                   Affiliated Financial Insurance Agency, Inc.
                      BancOklahoma Agri-Service Corporation
                        BancOklahoma Mortgage Corporation
                             BOK Delaware, Inc. (3)
                          BOKF Equipment Finance, Inc.
                              BOK Funding Trust (3)
                          BOSC Agency, Inc. (Oklahoma)
                       BOSC Agency, Inc. (New Mexico) (4)
                          BOSC Agency, Inc. (Texas) (2)
                              CVV Management, Inc.
                CVV Partnership, an Oklahoma General Partnership
                        Cottonwood Valley Ventures, Inc.
                           Pacesetter Leasing Company
                       BOKF Community Development Fund LLC
                     BOKF Community Development Corporation
                    Cavanal Hill Investment Management, Inc.
                        Oklahoma New Markets Fund I, LLC
                        Oklahoma New Markets Fund II, LLC
                       Oklahoma New Markets Fund III, LLC
                        Oklahoma New Markets Fund IV, LLC
                Southwest Trust Company, National Association (1)
                             NGV Investment Fund LLC
                        MetaMarkets Preferred Series NGV
                             NGV Fleet Leasing I LLC

All Subsidiaries listed above were incorporated in Oklahoma, except as noted.
(1) Chartered by the United States Government
(2) Incorporated in Texas
(3) Incorporated in Delaware
(4) Incorporated in New Mexico